EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Wireless Telecom Group, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 2021 relating to the consolidated financial statements as of and for the years ended December 31, 2020 and 2019, which report appears in the Wireless Telecom Group, Inc. Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PKF O’Connor Davies, LLP
New York, New York
July 14, 2021

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